Exhibit 99.2

                  IGEN INTERNATIONAL v. ROCHE DIAGNOSTICS GMBH
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                                    PUBLISHED

                         UNITED STATES COURT OF APPEALS

                             FOR THE FOURTH CIRCUIT


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IGEN INTERNATIONAL, INCORPORATED,
a Delaware corporation,
                                    Plaintiff-Appellee,

                              v.

ROCHE DIAGNOSTICS GMBH,
                                 Defendant-Appellant,                No. 02-1537
                             and

BOEHRINGER MANNHEIM CORPORATION, a German Limited Liability
Company,
                                    Defendant.

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                  Appeal from the United States District Court
                   for the District of Maryland, at Greenbelt.
                       Peter J. Messitte, District Judge.
                                (CA-97-3461-PJM)

                            Argued: February 24, 2003

                              Decided: July 9, 2003

                  Before TRAXLER and SHEDD, Circuit Judges, and
                          C. Arlen BEAM, Senior Circuit
                                  Judge of the
             United States Court of Appeals for the Eighth Circuit,
                             sitting by designation.


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Affirmed in part, reversed in part, and remanded by published opinion. Senior
Judge Beam wrote the opinion, in which Judge Traxler and Judge Shedd joined.

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


                                     COUNSEL

ARGUED: Carter G. Phillips, SIDLEY, AUSTIN, BROWN & WOOD, L.L.P., Washington, D.C., for Appellant. Howard M. Shapiro, WILMER, CUTLER & PICKERING, Washington, D.C., for Appellee. ON BRIEF: Joseph R. Guerra, Jonathan F. Cohn, Eric A. Shumsky, SIDLEY, AUSTIN, BROWN & WOOD, L.L.P., Washington, D.C.;
John R. Dawson, Nancy J. Sennett, James T. McKeown, Michael J. Aprahamian, FOLEY & LARDNER, Milwaukee, Wisconsin, for Appellant.
Louis R. Cohen, A. Stephen Hut, Jr., WILMER, CUTLER & PICKERING, Washington, D.C., for Appellee.


                                     OPINION

BEAM, Senior Circuit Judge:

         Following a ten-week jury trial, the District Court for the District of Maryland entered judgment in favor of IGEN International (IGEN) and against Roche Diagnostics GmbH (Roche) in the amount of $105.4 million in compensatory damages and $400 million in punitive damages. The district court also terminated a contract upon which Roche had expended more than $350 million in developmental expenses. Roche appeals and we affirm in part, reverse in part and remand.

                                       I.

         In 1992, IGEN entered a License and Technology Development Agreement with Boehringer Mannheim GmbH (BM), which entity was acquired in 1998 by Roche Holding, Ltd. (Roche Holding), a Swiss corporation, and renamed Roche Diagnostics GmbH. The purpose of the agreement was to facilitate the development, manufacture and marketing of medical diagnostic products that employ IGEN's patented electrochemiluminescence, or ECL, technology.1 In exchange for various exclusive and semi-exclusive licenses to develop and distribute ECL-based products, Roche agreed to pay royalties to IGEN, to share any improvements it acquired or developed to enhance the technology, and to market its ECL products within a specified field. Roche invested more than $350 million in the ECL project over the next several years and launched two ECL-based diagnostic instruments in 1996 and 1997. Its menu of test kits or "assays" rapidly expanded from eleven to more than fifty, and its market share increased from zero percent in 1996 to the number four position in the American market, number two in Europe, and number two worldwide by 2001.

         But in 1997, a disagreement arose between Roche and IGEN over the calculation and reporting of royalties. IGEN brought this lawsuit ("this case" or "the Maryland case") in September 1997, alleging that Roche incorrectly calculated and paid royalties under the contract, failed to use its "best efforts" in developing ECL-based products, and breached its duty of good faith and fair dealing.

         Matters got even more complicated in 1998 when a Swiss company, Laboratories Serono S.A. (Serono), sued both IGEN and Roche in federal district court in Delaware ("the Serono litigation" or "the Delaware case"), alleging that ECL-based instruments infringed a Serono patent. Although both Roche and IGEN knew of the Serono patent at the outset of their relationship, they initially determined that it did not pose a threat of infringement liability. Faced with the infringement suit, however, Roche reevaluated the patents and determined that Serono's claims had some possibility of success. When Roche and IGEN could not agree on who had primary contractual responsibility for defense of the Serono action, one of Roche's corporate affiliates, F. Hoffmann-La Roche Ltd. (HLR), acquired Serono's patent for $15 million on July 12, 1999.

         Having purchased the subject matter of the Serono action, HLR formally became the plaintiff in the Delaware case on October 26, 1999, and then offered each of the defendants--including Roche, IGEN, and IGEN's licensees--a dismissal without prejudice. Roche accepted but IGEN refused the offer. It wanted either a dismissal with prejudice or a final judgment. HLR, likewise, was unwilling to waive the right to protect its newly acquired interest in the Serono patent, particularly in light of IGEN's stormy relationship with Roche. So the Serono lawsuit proceeded to a week-long bench trial in February 2001.

         Meanwhile, on September 22, 2000, IGEN filed an amended complaint in this case, which complaint included, among others, new allegations concerning the handling of the Serono matter. Twelve of IGEN's fourteen causes of action proceeded to trial, and six of them are before us on appeal. IGEN alleged that HLR's continuation of the Serono lawsuit amounted to tortious unfair competition by Roche. It claimed that Roche breached an implied duty of good faith and fair dealing when Roche discontinued plans to develop an ECL-based DNA probe without returning to IGEN Roche's semi-exclusive license to do so. IGEN also alleged that Roche breached express provisions of the contract by (1) failing to pay royalties; (2) failing to share ECL improvements with IGEN; (3) settling the Serono lawsuit, using HLR, without IGEN's consent; and (4) selling ECL-based products outside the contractually limited field.

         The jury returned a special verdict in IGEN's favor on each of these claims. It awarded $4.8 million in compensatory damages and a landmark $400 million in punitive damages for the unfair competition claim; $82 million for breach of the implied duty of good faith and fair dealing; and a total of $18.6 million for the other breach-of-contract claims. Additionally, the jury found that Roche had materially breached its agreement with IGEN. The district court entered judgment in the amounts determined by the jury and declared that IGEN was entitled to terminate the agreement as a result of Roche's material breach. The court also denied Roche's post-trial motions for judgment as a matter of law, for a new trial, and for reduction of the punitive damages. This appeal followed.

                                       II.

         We turn first to the issues in this case arising out of the Serono litigation, which issues merit some additional procedural discussion. In its amended complaint, IGEN sought to hold Roche liable for the role that its corporate relative, HLR, played in the Serono lawsuit. In Count Twelve, the contract claim, IGEN alleged that HLR's purchase of the Serono patent constituted an unauthorized settlement by Roche in violation of section 13.1 of the agreement. In Count Fourteen, IGEN claimed that HLR's continuation of the Serono lawsuit amounted to unfair competition.

         IGEN moved for partial summary judgment on Count Twelve. Roche opposed the motion by arguing, in part, that it could not be held liable for HLR's conduct because IGEN had failed to establish that Roche and HLR were the same legal entity. The district court disagreed and ruled that, "in the Serono litigation, for all purposes, whatever was accomplished by Hoffmann-La Roche was accomplished by Boehringer Mannheim, by Roche, whomever the parties were." In other words, the district court determined that Hoffmann-La Roche was Roche's second self or alter ego.2 It also agreed with IGEN's interpretation of the contract and, thus, granted summary judgment in IGEN's favor.

         We are inclined to believe that, under the facts of this case, the district court's decision to pierce the corporate veil between Roche and HLR was error. But, we need not decide that question because Roche has not challenged the district court's alter ego ruling on appeal. Failure to present or argue assignments of error in opening appellate briefs constitutes a waiver of those issues. See Edwards v. City of Goldsboro, 178 F.3d 231, 241 n.6 (4th Cir. 1999); Fed. R. App. P. 28(a)(9)(A). Although Roche appeals the grant of summary judgment on Count Twelve, its argument addresses only the district court's interpretation of the contract and ignores the alter ego determination entirely.3 Had Roche raised this issue on appeal, we may have been able to more narrowly resolve the Serono-based claims at issue in this case. If HLR and Roche are separate entries for tort liability purposes, as the record seems to indicate,4 it is doubtful that Roche could have been responsible for damages, if any, arising from continuation of the Serono litigation.5 However, with alter ego not an issue on appeal, we turn to the merits of Counts Twelve and Fourteen.

                                       A.

         Section 13.1 of the parties' agreement states that "[n]either party shall enter into any settlement that affects the other party's rights or interests without such other party's written consent." IGEN argues, and the district court found, that HLR's purchase of the Serono patent for $15 million constituted an unauthorized settlement by Roche that affected IGEN's rights and interests. Roche counters that, with or without HLR's purchase, the Serono patent would still exist and would remain a threat to IGEN's patent rights. The mere substitution of parties did not, according to Roche, impact IGEN's rights or interests at all, and summary judgment on Count Twelve was therefore improper. We disagree.

         Reviewing the grant of summary judgment de novo, Moore Bros. Co. v. Brown & Root, Inc., 207 F.3d 717, 722 (4th Cir. 2000), we find that Roche's view of what "affects the other party's rights or interests" is too narrow. The plain meaning of section 13.1 supports the district court's conclusion that the loss of Roche as a co-defendant in the Serono litigation affected IGEN's interests. As co-defendants, IGEN and Roche undoubtedly could have shared trial strategy and most certainly had already shared confidential information and technology. Once HLR became the Serono plaintiff and dismissed Roche as a defendant, IGEN not only lost the benefit of a trial partner, it saw its confidences transferred, through Roche and HLR's corporate affiliation, to its opponent. To be sure, these events did not destroy or defeat IGEN's rights or interests, but they certainly affected them. Because we must accept the district court's determination that Roche and HLR were the same entity in this transaction, we affirm the grant of summary judgment on Count Twelve.

                                       B.

         In Count Fourteen, IGEN alleged that Roche engaged in unfair competition by continuing the Serono lawsuit once HLR had acquired the Serono patent. Soon after the district court ruled that Roche could be held liable for HLR's pursuit of the Serono claim, Roche sought the application of the Noerr-Pennington doctrine, which immunizes protected First Amendment petitioning activity from collateral attack. The district court denied Roche's request as untimely6 and permitted the unfair competition claim to go to the jury, resulting in a $4.8 million compensatory award (the cost to IGEN of defending the Serono action) and $400 million in punitive damages.

         The Noerr-Pennington doctrine grants First Amendment immunity to those who engage in petitioning activity. See United Mine Workers of Am. v. Pennington, 381 U.S. 657, 670 (1965); E.R.R. Presidents Conf. v. Noerr Motor Freight, Inc., 365 U.S. 127, 138 (1961). This includes the pursuit of litigation, California Motor Transp. Co. v. Trucking Unltd., 404 U.S. 508,
510 (1972), and, although originally developed in the antitrust context, the doctrine has now universally been applied to business torts. See, e.g., Cheminor Drugs, Ltd. v. Ethyl Corp., 168 F.3d 119, 128-29 (3d Cir.1999) (doctrine applies to common law claims of malicious prosecution, tortious interference with contract, tortious interference with prospective economic advantage, and unfair competition). The application of Noerr-Pennington is a question of law. TEC Cogeneration Inc. v. Fla. Power & Light Co., 76 F.3d 1560, 1567 (11th Cir. 1996), modified on rehearing by 86 F.3d 1028
(11th Cir. 1996).

         To facilitate our analysis of the doctrine and its application in this case, we frame the issue as follows: after acquisition of the Serono interest, HLR continued to petition the Delaware federal district court for a judgment against IGEN arising from Serono's patent claims. Then, in the Maryland federal district court, IGEN sought judgment against Roche for damages arising from HLR's petitioning activity in the Delaware case. Roche, in turn, attempted to assert First Amendment Noerr-Pennington immunity against IGEN's Maryland court claim. HLR has never been a named party in the Maryland case but after the August 10, 2001, alter ego ruling the district court deemed HLR and Roche to be one and the same entity.

         Thus, first we must decide whether Roche timely asserted
Noerr-Pennington and second, if so, whether Noerr-Pennington immunizes Roche from liability for IGEN's claim.

         This circuit has previously characterized Noerr-Pennington as an affirmative defense, North Carolina Elec. Membership Corp. v. Carolina Power & Light, 666 F.2d 50, 52 (4th Cir. 1981), but other circuits that have addressed the issue disagree. Compare Bayou Fleet, Inc. v. Alexander, 234 F.3d 852, 860 (5th Cir. 2000) (Noerr-Pennington is an affirmative defense, but is not waived if raised at a "pragmatically sufficient time" and does not prejudice the other party), with McGuire Oil Co. v. Mapco, Inc., 958 F.2d 1552, 1558 n.9 (11th Cir.
1992) (Noerr-Pennington is "not merely an affirmative defense," and the party opposing its application bears the burden of showing that it does not apply). Roche argues, of course, that Noerr-Pennington is not an affirmative defense and therefore can be asserted at any time. In the alternative, Roche contends that the district court should have granted it leave to amend its answer to include the defense. The district court rejected both arguments, ruling that Noerr-Pennington must be affirmatively pleaded and that Roche could not amend its answer. This was error.

         We are inclined to believe that the Serono litigation brought with it into this collateral proceeding against Roche a rebuttable presumption of Noerr-Pennington immunity, which Roche was not required to plead as an affirmative defense. See Maquire Oil, 958 F.3d 1558 n.9 (the burden is on the party opposing application of Noerr-Pennington to allege facts sufficient to show that it does not apply). However, because it is not essential to our holding, we need not revisit that issue today. Even if Noerr-Pennington is an affirmative defense, we find that the district court abused its discretion in refusing to allow Roche to amend its answer. Leave to amend "shall be freely given when justice so requires," Fed. R. Civ. P. 15(a), and "should be denied only when the amendment would be prejudicial to the opposing party, [when] there has been bad faith on the part of the moving party, or [when] the amendment would be futile." Johnson v. Oroweat Foods Co., 785 F.2d 503, 509 (4th Cir.
1986). None of those conditions applies here.

         Roche asserted Noerr-Pennington within a "pragmatically sufficient time"--two months or less--after the district court's alter ego determination. See Bayou Fleet, 234 F.3d at 860 (defense not waived if raised at a "pragmatically sufficient time"). Any failure by Roche to raise it at an earlier time was wholly consistent with its contention, prior to the alter ego ruling, that it could not be held liable for HLR's conduct. And, this position could not have been a surprise to IGEN or the district court, either before or after the alter ego ruling.7 It was only after the corporate veil had been pierced in this case that Roche apparently thought it had need to defend the unfair competition claim on Noerr-Pennington grounds.

         We next consider whether Noerr-Pennington effectively immunizes Roche from liability for its role in the Delaware lawsuit. We have already established that Noerr-Pennington immunity applies to business torts like unfair competition. However, Noerr-Pennington immunity is subject to an exception for "sham" litigation. The sham exception requires the allegedly tortious Serono litigation to have been "objectively baseless in the sense that no reasonable litigant could realistically expect success on the merits." Prof'l Real Estate Investors, Inc. v. Columbia Pictures Indus., 508 U.S. 49, 60 (1993). Then, "[o]nly if challenged litigation is objectively meritless may a court examine the litigant's subjective motivation." Id. Thus, even litigation that is deceitful, underhanded, or morally wrong will not defeat immunity unless it satisfies the objective baselessness requirement. Baltimore Scrap Corp. v. David
J. Joseph Co., 237 F.3d 394, 398-99 (4th Cir. 2001).

         Procedurally, this circuit's precedent holds that upon Roche's assertion of Noerr-Pennington as an affirmative defense, IGEN "has the burden of proving that its [opponent's] conduct was a sham." Hosp. Bldg. Corp. v. Trustees of Rex Hosp., 791 F.2d 288, 293 (4th Cir. 1986). IGEN has failed to satisfy this burden.


         At trial, both IGEN and the district court essentially ignored the threshold requirement of objective baselessness and focused primarily on Roche's subjective motivation for pursuing the Serono claim. On appeal, IGEN asserts--for the first time--that the Serono lawsuit was objectively baseless in Roche's hands because, according to IGEN's view of sections 4.6.1 and 1.6 of the contract,8 IGEN held a non-exclusive license in the Serono patent from the moment Roche acquired it through HLR. This argument misunderstands the meaning of objective baselessness. The mere existence of a possible defense to the Serono claim does not render the lawsuit a sham. Roche has advanced several reasonable arguments in opposition to IGEN's license defense, and the Delaware case--even in HLR's hands--required a five-day trial. The outcome of the dispute is irrelevant;9 question is whether the Serono claim in HLR's hands was so meritless, whether IGEN's late-coming license argument is so irrefutable, that no reasonable litigant in Roche's position could have expected to succeed. We believe the answer to the question is resoundingly in the negative. Indeed, we believe, for instance, that Roche has advanced at least an arguably convincing defensive interpretation of Sections 4.6.1 and 1.6 of the contract. The fact that HLR saw fit to grant IGEN a license to use the Serono patent as part of a settlement that occurred subsequent to and as a result of the August 10, 2001, alter ego ruling in this case, does not attenuate our view.

         Assuming, as we must, that HLR was the alter ego of Roche for purposes of the Serono lawsuit, we hold that the sham exception does not apply and that the Noerr-Pennington doctrine immunizes Roche from collateral tort liability arising from that litigation. Accordingly, we vacate the compensatory award of $4.8 million and the punitive damages award of $400 million.

                                       C.

         Even if we were to reject Roche's Noerr-Pennington defense, we would be inclined to find that it was error for the district court to submit the issue of punitive damages to the jury. Under Maryland law,10 "exemplary damages must be justified by circumstances of aggravation. A wrong motive must accompany the wrongful act, and without proof of malice, or some other aggravation, exemplary damages cannot be recovered." Heinze v. Murphy, 24 A.2d 917, 921 (Md. 1942). In this case, the predicate tort or alleged "wrongful act" was, of course, HLR's continuation of the purportedly baseless Serono litigation against IGEN. But as we have already noted, HLR offered to dismiss IGEN from the Serono action, and the Delaware court apparently recognized sufficient validity in the Serono claim to permit a five-day trial on the merits. These circumstances, along with our observations on the potential viability of Roche's unfair competition defenses, are inconsistent with the level of reprehensibility needed to submit a punitive damages claim in Maryland.

         In deciding to submit the issue of punitive damages to the jury, the district court extended its focus beyond HLR's continuation of the Serono litigation. It obviously considered IGEN's various arguments throughout the course of the litigation that Roche through HLR pursued the Serono claim as part of a larger scheme to put IGEN out of business. We think that this attention was misplaced. IGEN conceded at argument that continuation of the Serono case was the sole source of culpable conduct applicable to Count Fourteen, the unfair competition claim. While IGEN advanced five contract-related acts in support of this particular claim, the district court specifically and correctly rejected their applicability to the tort allegation. Our review of the evidence discloses only two additional incidents that might reasonably be considered proof of "a larger scheme." First, Roche issued a press release during the Maryland litigation concerning the Serono action and the possible effect the case might have on IGEN should HLR prevail. Second, there was evidence that Peter Homberg, general counsel for Roche, participated in HLR's purchase of the Serono patent. Apparently, these two pieces of evidence prompted the district court to instruct the jury, in conjunction with the unfair competition claim, that it could "consider other conduct of Roche Diagnostics. For example, IGEN argues that Roche Diagnostics intended to depress IGEN's stock price and ultimately destroy the company and that Roche Diagnostics took various steps toward that goal." (R. Vol. 7202 at 7151.) However, at the charging conference, the court stated, "there is no act that accompanies anything that [Roche] said. The only act that arguably is there is the act, what they did in Serono." (R. Vol. 720-1 at 7057-58.) Accordingly, from the evidence presented and, especially, from the district court's stated analysis of the facts, it is difficult to identify evidence of malice sufficient to justify the submission of the question of punitive damages to the jury. "A defendant's dissimilar acts, independent from the acts upon which liability was premised, may not serve as the basis for punitive damages." State Farm Mut. Auto. Ins. Co. v. Campbell, 123 S. Ct. 1513, 1523 (2003).

                                      III.

         In Count Thirteen IGEN alleged that Roche breached an implied duty of good faith and fair dealing. The jury agreed and awarded $82 million in damages, and the district court denied Roche's motion for judgment as a matter of law. Viewing evidence in the light most favorable to IGEN, and drawing all reasonable inferences in its favor, we review the denial of judgment as a matter of law de novo. Ferguson v. City of Charleston, 308 F.3d 380, 394 (4th Cir. 2002).

         Under section 4.2.1 of the agreement, Roche received two licenses: an exclusive license to develop immunoassays and a semi-exclusive license to develop ECL-based DNA probes. But in 1997, Roche decided that its existing DNA-probe system, Amplicor, was the more advanced product and discontinued development of the ECL-based probes. IGEN argues that Roche had an implied duty either to pursue the ECL-based probes or, upon discontinuing the project, to return the semi-exclusive license. We disagree with IGEN's view of Delaware law.11

         Delaware courts recognize that, although an implied duty of good faith and fair dealing exists in every contract, it "cannot override the literal terms of an agreement." Gilbert v. El Paso Co., 575 A.2d 1131, 1143 (Del. 1990). And
section 9.3(b) of the agreement, by its terms, plainly applies in this case. It provides that, if Roche develops "a diagnostic system based on a technology that results in products that compete in a material way" with ECL-based products, Roche's license rights become non-exclusive. Roche's decision to discontinue ECL-based probes in favor of its Amplicor probes clearly triggered the remedy in this provision and rendered Roche's semi-exclusive license non-exclusive. It is unnecessary for us to create an implied duty to return the license when the contract requires the same result by its express terms. We reverse the district court's denial of judgment as a matter of law and vacate the $82 million compensatory award and declaratory judgment requiring Roche to return the semiexclusive license.

                                       IV.

         Finally, we address the remaining contract claims. In addition to its findings with respect to improper settlement and breach of the implied duty of good faith and fair dealing, the jury found that Roche had breached the agreement by (1) failing to accurately calculate, report, and pay royalties; (2) selling ECL-based products outside the "field" restrictions; and (3) failing to share "improvements" with IGEN. It awarded $12 million in damages for the royalty claim, $807,525 for the out-of-field sales, and $10 in nominal damages for the improvements claim. The jury also found that one or more of these breaches was material. The district court entered judgment in those amounts, declared that IGEN was entitled to terminate the agreement as a result of Roche's material breach, and denied Roche's motions for judgment as a matter of law and for a new trial. We affirm the denial of judgment as a matter of law if, "giving the non-movant the benefit of every legitimate inference in his favor, there was evidence upon which a jury could reasonably return a verdict for him." Cline v. WalMart Stores, Inc., 144 F.3d 294, 301 (4th Cir. 1998) (quotations omitted). And we reverse the denial of a new-trial motion "only upon a showing of abuse of discretion." Id. at 305.

         We find sufficient evidence in the record to support the jury's verdict on all three of these claims. IGEN presented credible testimony that Roche took large deductions in calculating royalties and failed to keep full and accurate records. The same is true with respect to the field limitations; indeed, Roche concedes that it breached the restrictions and simply argues that the jury overestimated the extent and materiality of the breach. We disagree with this overestimation argument. A reasonable jury could have found that Roche marketed ECL-based products to pharmaceutical companies, research professionals, and numerous physicians' office laboratories in violation of the agreement.12 Finally, we think there was sufficient evidence for the jury to find that Roche violated its duty to share improvements relating to its ECL-based instruments under section 4.6.1, although it is a very close question.

         Under section 11.2, IGEN is entitled to terminate the agreement if Roche "fails to comply with any material obligation." Roche's contention that the jury improperly aggregated several minor breaches in order to find materiality is inapposite. The special verdict form clearly indicated that Roche had breached "one or more material obligations." We think, for example, that either Roche's failure to properly pay royalties or its breach of the field restrictions was material. Royalty payments were the chief benefit for which IGEN bargained in this arrangement. The district court did not abuse its discretion by upholding the jury's finding of materiality and declaring IGEN's right to terminate. Accordingly, we affirm the denial of Roche's post-verdict motions for judgment as a matter of law and for a new trial with respect to the royalty claim, the field restrictions, and the failure to share improvements.


                                       V.

         For the reasons stated in this opinion, we reverse the judgment of the district court on IGEN's claims for unfair competition and breach of the implied duty of good faith and fair dealing. We affirm the district court's grant of summary judgment on IGEN's claim for unauthorized settlement, and we affirm the denial of Roche's motions for judgment as a matter of law and a new trial on IGEN's claims for unpaid royalties, out-of-field sales, and withholding of improvements. We remand this case to the district court for entry of judgment not inconsistent with this opinion.

                       AFFIRMED IN PART, REVERSED IN PART,
                                    AND REMANDED

-------------------------------------
      1 ECL is used in testing human body fluids for the presence of substances like proteins and viruses. The fluid is added to a test kit called an "assay," which contains antibodies and other chemicals that are chemically fitted with `electrochemiluminescent labels." The resulting mixture is then charged with an electric current that causes the emission of light in quantities particular to the labels in the reaction. Specific substances are detected and identified as the light is measured in a small chamber called a "measuring cell." The entire process is run in an "instrument" that contains the measuring cell, a computer, waste containers, and numerous other robotics and parts.


      2 We have been unable to discern that IGEN advanced any other theories of liability on the part of Roche flowing from the activities of HLR.

      3 Roche mentions the alter ego determination in passing in two places: once in a footnote in its opening brief where Roche is attempting to explain its delay in asserting the Noerr-Pennington doctrine, Appellant's Brief at 21 n.9; and once more in its reply brief, also as part of a discussion of Noerr-Pennington issues, Reply Brief at 6. These references are insufficient to preserve for our review the issue of whether the district court's decision to pierce the corporate veil was erroneous.

      4 The record shows that Roche Holding is the corporate parent of all Roche Group entities directly or indirectly involved in this litigation. Germany-based Roche is a wholly owned subsidiary of Courange Deutschland Holding, a German corporation, which in turn is a wholly owned subsidiary of Roche Holding. HLR is a wholly owned Switzerland-based subsidiary of Roche Holding. Roche and HLR have "clearly separate management" and different missions in the Roche Holding family of companies operating in various nations.

      5 Under Delaware law (the governing law of this contract),

      the act of one corporation is not regarded as the act of another merely because the first corporation is a subsidiary of the other, or because the two may be treated as part of a single economic enterprise for some other purpose. Rather, to pierce the corporate veil based on an agency or "alter ego" theory, "the corporation must be a sham and exist for no other purpose than as a vehicle for fraud."

In re Sunstates Corp., 788 A.2d 530, 534 (Del. Ch. 2001) (quoting Wallace v. Wood, 752 A.2d 1175, 1184 (Del. Ch. 1999)). Thus, "[m]ere control and even total ownership of one corporation by another is not sufficient to warrant the disregard of a separate corporate entity" and "a common central management alone is not a proper basis for disregarding separate corporate existence." Skouras v. Admiralty Enter., Inc., 386 A.2d 674, 681
(Del. Ch. 1978).

      IGEN did not allege, much less establish, that HLR existed for no other purpose than to commit fraud. Both IGEN and the district court focused their alter ego analysis on HLR's role in an isolated set of transactions relating to the Serono patent. That focus was too narrow. None of the evidence in the summary judgment record persuades us that HLR, a corporate relative of Roche, was the alter ego of Roche.

      6 IGEN filed a motion for leave to amend its complaint on August 18, 2000, and filed the amended complaint on September 22, 2000. Roche filed its amended answer the same day. The district court ruled that HLR was Roche's alter ego at a hearing on August 10, 2001, and granted summary judgment to that effect on August 31, 2001. Roche filed a motion in limine seeking application of Noerr-Pennington or, alternatively, leave to amend its answer to include a Noerr-Pennington defense, on October 10, 2001, two months after the ruling (or forty days after entry of summary judgment) and just over a year from the date of IGEN" amended complaint.

      7 The record reveals that Roche, in opposition to IGEN's motion for partial summary judgment on Count Twelve, filed with the district court and served on IGEN on July 16, 2001, a memorandum in opposition to the motion, taking issue with IGEN's alter ego arguments and noting that similar arguments by IGEN had already been rejected twice by the Delaware court in the Serono litigation.

      8 Section 4.6.1 grants a non-exclusive license to IGEN in all "improvements" to the ECL technology. Section 1.6 defines "improvements" to include technologies "which are licensed or otherwise acquired from third parties, in the course of, arising out of, or as a result of work performed under this Agreement" (emphasis added).

      9 Following a five-day bench trial in February 2001, the Delaware case remained under submission until after the district court's alter ego and summary judgment rulings in this case. HLR then dismissed IGEN with prejudice in November 2001. HLR also paid all of IGEN's litigation expenses, which totaled $4.8 million, and granted IGEN a perpetual, irrevocable royalty-free worldwide license to use and sublicense the rights embodied in the Serono patent.

      10 The parties agree that, although the contract is interpreted according to Delaware law, the tort claim is governed by Maryland law. Cf. Oroweat Foods, 785 F.2d at 511 (law of the place of injury governs).

      Because this is a diversity action, we must apply the law of the relevant state and attempt to "predict how that court would rule if presented with the issue." Private Mortgage Inv. Servs. v. Hotel and Club Assocs.,
296 F.3d 308, 312 (4th Cir. 2002).

      11 Section 10.2 of the agreement states that it "shall be governed and construed under the laws of the State of Delaware."

      12 Section 1.4 defines the "Field" to include only hospitals, blood banks and clinical reference laboratories, and specifically excludes sales for use in physicians' offices and ambulances. Section 4.7 prohibits commercial exploitation in fields or market segments other than those specifically included in section 1.4.